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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2002

JONES MEDIA NETWORKS, LTD.
(Exact name of registrant as specified in its charter)

Colorado	333-62077	84-1470911
(State of Organization)	(Commission File No.)	(IRS Employer Identification No.)

9697 E. Mineral Avenue, Englewood, CO 80112
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (303) 792-3111

Item 4. Changes in Registrant's Certifying Accountant.

        On May 8, 2002, Arthur Andersen LLP ("Andersen") was dismissed as the independent accountant for Jones Media Networks, Ltd. (the "Registrant") effective upon completion of its work regarding the Registrant's financial statements for the quarter ended March 31, 2002, and KPMG LLP ("KPMG") was appointed as the new independent accountant for the Registrant to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint KPMG was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors at its meeting on May 8, 2002.

        Andersen's reports on the Registrant's financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and the period from January 1, 2002 through May 8, 2002, there were no disagreements between the Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        As required under Securities and Exchange Commission regulations, the Registrant provided Andersen with a copy of this Item 4 and requested Andersen to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements by the Registrant in this Item 4 and, if not, stating the respects in which it does not agree. Andersen's letter is filed as Exhibit 16.1 to this Current Report.

Item 7. Exhibits.

        16.1 Letter dated May 9, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES MEDIA NETWORKS, LTD.
Dated: May 13, 2002	By:	/s/ JAY B. LEWIS Jay B. Lewis Group Vice President

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Exhibits.
SIGNATURES